Exhibit 10.2 (c)

                                                                                                                                                                       THIS SECOND AMENDING AGREEMENT

BETWEEN:
NHC EDIBLES LLC,
a Colorado limited liability company (the "NHC")
AND
PALO VERDE LLC,
a Colorado limited liability company (the "PALO VERDE")
WHEREAS Palo Verde has entered into a lease agreement with NHC dated July 23, 2014, AS AMENDED ON December 16, 2014, (altogether, the "Lease Agreement") to lease from NHC two buildings located at 78 Silicon Drive, Pueblo West, Colorado 81007 ("Pueblo Location"): (1) one building consisting of approximately 5,000 rentable square feet ("Building A") and (2) one building consisting of approximately 10,000 rentable square feet ("Building B");
NOW THEREFORE in consideration of the continued relationship between the NHC and Palo Verde, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:
1.	Rent payable by Palo Verde for leasing Building A and Building B shall accrue and payment shall be deferred ("Deferred Rent") until June 30, 2016. Deferred Rent shall accrue interest in the amount of twelve percent (12%) annually and the aggregate of the Deferred Rent and accrued interest shall be paid no later than September 30, 2017.
2.	Subject to applicable renewals, the Lease shall terminate on December 31, 2017, being three (3) years after the Commencement Date ("Termination Date").
3.	A security, cleaning, and damage deposit in the amount of one (1) month's rent shall be payable on June 30, 2016 ("Security Deposit").
4.	Tenant's pro rata share of costs for purposes of the Lease shall be one hundred percent (100%).
5.	All other terms in the Lease Agreement shall remain the same.

IN WITNESS WHEREOF the parties have executed this Agreement as of the 31st day of August, 2015.

NHC EDIBLES LLC
Per:	/"Signed"/
Name: David Posner Title: CEO
I have authority to bind the Corporation

PALO VERDE LLC
Per:	/"Signed"/
Name: David Johnson Title: David S. Johnson, Manager of CBiz LLC, which is the sole member and manager of Palo Verde, LLC
I have authority to bind the Corporation